Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended May 2003						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				6/18/2003

2	Payment Date				6/20/2003

3	Collection Period			4/27/2003	5/31/2003	35

4	Monthly Interest Period- Actual			5/20/2003	6/19/2003	31

5	Monthly Interest- Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	37,295,895.30	36,890,938.23	404,957.07	0.0016873
7	Class A-2 Notes	405,000,000.00	405,000,000.00	—	405,000,000.00	1.0000000
8	Class A-3 Notes	545,000,000.00	545,000,000.00	—	545,000,000.00	1.0000000
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,783.00	$1,427,730,678.30	$36,890,938.23	$1,390,839,740.07

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	44,480.54	1.1926389	36,935,418.76	990.3346860
13	Class A-2 Notes	1.7700%	597,375.00	1.4750000	597,375.00	1.4750000
14	Class A-3 Notes	2.3600%	1,071,833.33	1.9666667	1,071,833.33	1.9666667
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		2,424,105.54	6.9259722	39,315,043.76	996.0680193

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					31,335,430.77
17	Sales Proceeds - Early Terminations					12,564,868.74
18	Sales Proceeds - Scheduled Terminations					864,069.42
19	Security Deposits for Terminated Accounts					106,800.00
20	Excess Wear and Tear Received					—
21	Excess Mileage Charges Received					—
22	Other Recoveries Received					1,519.85

23	Subtotal: Total Collections					44,872,688.78

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					—

27	Total Available Funds, prior to Servicer Advances					44,872,688.78

28	Servicer Advance					—

29	Total Available Funds					44,872,688.78

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					1,189,775.57
34	Servicing Fee Shortfall
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					2,424,105.54
40	Subtotal: Remaining Available Funds				41,253,807.68
41	Principal Distribution Amount (Item 59)				36,890,938.23
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					36,890,938.23
43	Amount Paid to Reserve Account to Reach Specified Balance					4,362,869.45
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					—

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICING REPORT
For the collection period ended May 2003	PAGE 2

E.	CALCULATIONS

46	Calculation of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value		23,051,929.45
49	For Current Units: Change in Securitization Value for Advanced Payments		—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)		13,839,008.77
51	For Repurchases: Securitization Value (Beg. Of Collection Period)		—
52	b) Principal Carryover Shortfall from Preceding Payment Date		—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date		—

54	Principal Distribution Amount before Reserve Account Draw Amount		36,890,938.23

55	Remaining Available Funds (Item 40)		41,253,807.68
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)		—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)		—
58	Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)		—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)		36,890,938.23

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)		44,872,688.78
62	Less: Payment Date Advance Reimbursement (Item 71)		—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)		1,189,775.57
64	Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00
65	Less: Interest Paid to Noteholders (Item 39)		2,424,105.54

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		41,253,807.68
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		N/A

68	Servicer Advance (If Item 66 < Item 54, lesser of Item 66 minus Item 54 and Item 67, else 0)		—

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance
71	Payment Date Advance Reimbursement
72	Additional Payment Advances for current period		—

73	Ending Balance of Payment Advance		—

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391.30)		64,217,391.30
76	Initial Reserve Account Balance		24,456,521.74

77	Beginning Reserve Account Balance		58,319,253.34
78	Plus: Net Investment Income for the Collection Period		55,649.34

79	Subtotal: Reserve Fund Available for Distribution		58,374,902.68
80	Plus: Deposit of Excess Available Funds (Item 43)		4,362,869.45
81	Less: Reserve Account Draw Amount (Item 57)		—

82	Subtotal Reserve Account Balance		62,737,772.13
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)		—

84	Equals: Ending Reserve Account Balance		62,737,772.13

85	Change in Reserve Account Balance from Immediately Preceding Payment Date		4,418,518.79

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	75	1,206,021.06
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(918,069.42)
89	Less: Excess Wear and Tear Received		—
90	Less: Excess Mileage Received		—

91	Current Period Net Residual Losses/(Gains)	75	287,951.64

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	33	82,156.14
94	Current Period Net Residual Losses (Item 91)	75	287,951.64

95	Ending Cumulative Net Residual Losses	108	307,107.78

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.02%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICING REPORT
For the collection period ended May 2003	PAGE 3

G.	POOL STATISTICS

			Initial	Current
97	Collateral Pool Balance Data
98	Initial Aggregate Securitization Value		1,630,434,784	1,390,839,741
99	Number of Current Contracts		80,341	75,949
100	Weighted Average Lease Rate		6.50%	6.50%
101	Average Remaining Term		29.38	21.48
102	Average Original Term		42.19	42.22

		Units	Book Amount	Securitization Value
103	Pool Balance - Beginning of Period	76,707	1,479,879,580	1,427,730,679
104	Depreciation/Payments		(18,901,740)	(23,051,929)
105	Early Terminations	(683)	(13,018,967)	(12,632,988)
106	Scheduled Terminations	(75)	(1,287,117)	(1,206,021)
107	Repurchase/Reallocation	—	—	—

108	Pool Balance - End of Period	75,949	1,446,671,756	1,390,839,741

		Units	Securitization Value	Percentage
109	Delinquencies Aging Profile - End of Period
110	Current	75,340	1,379,264,675	99.17%
111	31 - 90 Days Delinquent	526	9,913,505	0.71%
112	90+ Days Delinquent	83	1,661,561	0.12%

113	Total	75,949	1,390,839,741	100.00%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICING REPORT
For the collection period ended May 2003	PAGE 4

SCHEDULED REDUCTION IN AGGREGATE SECURITIZATION VALUE

Scheduled
Payment Date	Reduction (1)

7/20/2003	20,441,615
8/20/2003	21,199,123
9/20/2003	21,564,283
10/20/2003	22,604,762
11/20/2003	23,314,557
12/20/2003	24,954,416
1/20/2004	30,023,584
2/20/2004	32,947,044
3/20/2004	30,363,519
4/20/2004	38,929,717
5/20/2004	57,151,458
6/20/2004	40,624,263
7/20/2004	42,191,792
8/20/2004	61,485,954
9/20/2004	42,009,393
10/20/2004	41,013,277
11/20/2004	53,241,357
12/20/2004	39,179,178
1/20/2005	35,759,351
2/20/2005	44,483,855
3/20/2005	67,266,468
4/20/2005	72,990,381
5/20/2005	58,613,684
6/20/2005	30,490,261
7/20/2005	41,572,219
8/20/2005	60,509,938
9/20/2005	35,563,209
10/20/2005	32,136,904
11/20/2005	39,978,661
12/20/2005	31,528,187
1/20/2006	26,517,839
2/20/2006	28,712,857
3/20/2006	25,014,339
4/20/2006	29,177,497
5/20/2006	7,989,613
6/20/2006	3,407,841
7/20/2006	17,083,022
8/20/2006	47,302,973
9/20/2006	6,831,026
10/20/2006	1,761,945
11/20/2006	1,523,125
12/20/2006	1,338,730
1/20/2007	46,521

Total	1,390,839,740

(1)	This column represents the monthly reduction in the Aggregate Securitization Value, assuming (1) each collection period is a calendar month rather than a fiscal month, (2) timely receipt of all monthly rental payments and sales proceeds, (3) no credit or residual losses and (4) no prepayments (including defaults, purchase option exercises or other early lease terminations). Actual cash flows are likely to vary from these amounts.